UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2009

Kohlberg Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (212) 455-8300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2009, Kohlberg Capital Corporation (the “Company”) received a letter from the NASDAQ Stock Market notifying it that the Company is no longer in compliance with NASDAQ Listing Rule 5250(c)(1) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 with the Securities and Exchange Commission.

Under the NASDAQ Listing Rules, the Company has 60 calendar days, or until January 19, 2010, to submit to NASDAQ a plan to regain compliance with NASDAQ Listing Rule 5250(c)(1).  If the NASDAQ Stock Market staff accepts the plan, the NASDAQ staff can grant an exception of up to 180 calendar days from the filing's due date, or until May 17, 2010, for the Company to regain compliance.  The Company intends by January 19, 2010 either to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 or to submit to NASDAQ a plan to regain compliance.

The Company issued a press release on November 20, 2009 disclosing its receipt of the letter from NASDAQ.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

ExhibitNo.	Document

99.1	Press Release issued by Kohlberg Capital Corporation dated November 20, 2009

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kohlberg Capital Corporation (Registrant)

November 20, 2009 (Date)	/s/ Michael I. Wirth Michael I. Wirth Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit No.	Document

99.1	Press Release issued by Kohlberg Capital Corporation dated November 20, 2009